CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated May 14, 2013, with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting incorporated by reference in the Annual Report of Voxx International Corporation on Form 10-K for the year ended February 28, 2013.  We hereby consent to the incorporation by reference of said reports in this Registration Statement.
/s/ GRANT THORNTON LLP
Melville, New York
July 29, 2013